Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders of Interlink Electronics, Inc.:

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-3 of our report dated February 20, 2004, relating to the consolidated financial statements of Interlink Electronics, Inc. and subsidiaries appearing in the Company’s annual report on Form 10-K for the year ended December 31, 2003.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO SEIDMAN, LLP

Los Angeles, California

March 19, 2004